Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
KEMET Corporation:

We consent to incorporation by reference in the registration statements (No. 33-48056 and 33-61898) on Form S-1; (No. 333-107411, 333-92963, and 33-98912) on Form S-3; and (33-67849, 33-60092, 33-96226, and 33-93092) on Form S-8, of our report dated April 30, 2004, with respect to the consolidated balance sheets of KEMET Corporation and subsidiaries as of March 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended March 31, 2004, which report appears in the March 31, 2004, annual report on Form 10-K of KEMET Corporation.

Our report refers to the Company’s adoption of the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142. “Goodwill and Other Intangible Assets,” and SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” effective April 1, 2002.

/s/ KPMG LLP
KPMG LLP

Greenville, South Carolina
June 4, 2004

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